UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Perkins Oil & Gas Inc.
(Name of registrant as specified in its charter)

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PERKINS OIL & GAS INC.

17330 Preston Road, Suite 200D

Dallas TX 75252

_____________________________________

INFORMATION STATEMENT

December 27, 2017

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF PERKINS OIL & GAS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING

WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

_____________________________________

This Information Statement is being provided to the holders of shares of common stock, par value $0.001 per share, of Perkins Oil & Gas Inc., in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of common stock taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to “we,” “us” or “our” refer to Perkins Oil & Gas Inc., a Nevada corporation.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act of 1934, as amended (the “Exchange Act”), the action described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders. The action is planned to be effective on or about February 1, 2018.

Stockholders of record at the close of business on December 27, 2017 (the “Record Date”) are entitled to receive this Information Statement. This Information Statement is being sent to our stockholders on or about January 12, 2018.

We will bear the entire cost of providing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Board of Directors and Consenting Stockholders

In accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), our Board of Directors (the “Board”) unanimously adopted resolutions approving a reverse stock split of our issued and outstanding shares of common stock (“Common Stock”) on a 1-for-25 basis (the “Reverse Split”).

In order to obtain the approval of our stockholders for the Reverse Split, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matter. However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of common stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Reverse Split as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock.

As of the Record Date, we had 6,750,000 shares of Common Stock outstanding and entitled to vote on the Reverse Split. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

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As of December 18, 2017, pursuant to Section 78.320 of the NRS, we received written consents for the Reverse Split from a stockholder holding 5,050,000 shares of our Common Stock, representing 74.81% of our outstanding shares of Common Stock (the “Majority Stockholder”). Thus, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date with respect to the holdings of:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock;
•	each of our directors, nominees for director and named executive officers; and
•	all directors and executive officers as a group.

To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Except as otherwise indicated, the address of each of the persons named in the table below is c/o Perkins Oil & Gas Inc., 17330 Preston Road, Suite 200D, Dallas TX 75252.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Class(1)
Sonny Arandia 17330 Preston Road, Suite 200D Dallas TX 75252	Nil	Nil
Directors and Executive Officers as a Group	Nil	Nil
Regale Consultants Ltd. 71-75 Shelton St. London England WC2H9JQ	5,050,000 Common Shares Direct Ownership	74.81%

(1)

For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (a) which such person has the right to acquire within 60 days after such date, (b) over which such person has voting power or (c) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

ACTION TO BE TAKEN – REVERSE STOCK SPLIT

This Information Statement contains a summary of the material aspects of the Reverse Split approved by our Board and our Majority Stockholder.

ACTION - REVERSE SPLIT - DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

Our Board approved a resolution to effectuate the one (1) for twenty-five (25) reverse stock split. Under this Reverse Split each twenty-five (25) shares of our Common Stock will be automatically converted into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Split, in the case of a fractional share, the shares will be rounded up to the next whole number.

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

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PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED 25-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

Our Board has determined that it is in our company’s best interests to effectuate a reverse split of our Common Stock on twenty-five (25) old for one (1) new basis because the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in our company and has made it difficult to attract new investors. As a result, our Board has proposed the Reverse Stock Split as one method to attract investor interest in our company.

Our Board believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split would improve the marketability and liquidity of our Common Stock and would encourage interest and trading in our Common Stock. In approving the Reverse Split, our Board considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Our Board also believes that most investment funds are reluctant to invest in lower priced stocks.

Although we expect the Reverse Split will result in an increase in the market price of our Common Stock, the Reverse Split may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the market price of our Common Stock declines following the implementation of the Reverse Split, then the percentage decline as an absolute number and as percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our company or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 6,750,000 shares of Common Stock as of December 20, 2017 to approximately 270,000 shares (depending on the number of fractional shares that are issued or cancelled). The Reverse Split will affect the shares of Common Stock outstanding. The number of authorized shares of Common Stock will not be affected.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Anti-Takeover Effects Of the Reverse Split

A possible effect of the Reverse Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The Reverse Split is not the result of management’s knowledge of an effort to accumulate any of our company’s securities or to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Split a plan by management to adopt a series of amendments to the Articles of Incorporation or our bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

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Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act. Our Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of Common Stock will be issued to any stockholder in connection with the Reverse Split. In the case of a fractional share, the shares will be rounded up to the next whole number.

No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights in connection with the Reverse Split.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged after the Reverse Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock will be decreased proportionally, based on the exchange ratio of one (1) for twenty-five (25), from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of the Reverse Split to a U.S. stockholder of our Common Stock, and does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Split. The summary assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), which generally means property held for investment. It does not address stockholders subject to special rules, such as non-U.S. stockholders, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect the mark-to-market method of accounting, mutual funds, S corporations, partnerships or other pass-through entities, U.S. persons with a functional currency other than the U.S. dollar, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, integration, constructive sale or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the provisions of U.S. federal income tax law as of the date hereof, which are subject to change, possibly with retroactive effect. It does not address tax considerations under state, local, non-U.S, and non-income tax laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. The Reverse Split is intended to constitute a reorganization within the meaning of section 368(a) of the Code. We believe that the Reverse Split will be a recapitalization that qualifies as a corporate “reorganization” as defined in the Code. Assuming such treatment, and subject to the limitations and qualifications set forth in this discussion, the following federal income tax consequences will result from the Reverse Split:

•	a stockholder will not recognize gain or loss on the deemed exchange of shares for shares pursuant to the Reverse Split;

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•	the aggregate tax basis of the shares deemed received by a stockholder in the Reverse Split will be equal to the aggregate tax basis of the shares deemed surrendered in exchange therefor; and
•	the holding period of the shares received by a stockholder in the Reverse Split will include the holding period of the shares deemed surrendered therefor.

Backup Withholding and Information Reporting

United States Treasury regulations will require stockholders to retain permanent records relating to the Reverse Split, including information about the amount, basis, and fair market value of all transferred property. In addition, for each stockholder that owns, immediately before the Reverse Split, at least 5% of our outstanding stock (whether by voting power or value) or that has tax basis of at least $1,000,000 in our securities, U.S. Treasury regulations section 1.368-3 will require a statement to be included in the stockholder’s U.S. federal income tax return for the year of the Reverse Split setting forth (i) the name and employer identification number of our company, the date of the Reverse Split, and (iii) the fair market value and the adjusted tax basis of the stockholder’s shares of our common stock immediately before the Reverse Split. The information for these first two items will be found in the Internal Revenue Service Form 8937 you will receive from us.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. ACCORDINGLY, EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM, HER OR IT OF A REVERSE SPLIT.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by our company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Perkins Oil & Gas Inc., 17330 Preston Road, Suite 200D, Dallas TX 75252. Attn: Sonny Arandia, Chief Executive Officer.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, our company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to our company 17330 Preston Road, Suite 200D, Dallas TX 75252. Attn: Sonny Arandia, Chief Executive Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call our company at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer our company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of our company only for informational purposes in connection with the stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By order of the Board of Directors

	By:	/s/ Sonny Arandia
Dated: January 12, 2018		Sonny Arandia
Chief Executive Officer and Director

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